As Filed With the Securities and Exchange Commission
on June 28, 2006
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PINNACLE FINANCIAL PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Tennessee	62-1812853
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

211 Commerce Street, Suite 300 Nashville, Tennessee 37201
(Address of Principal Executive Offices)
PINNACLE FINANCIAL PARTNERS, INC. 2004 EQUITY INCENTIVE PLAN
(Full title of the plan)

M. Terry Turner The Commerce Center Pinnacle Financial Partners, Inc. 211 Commerce Street, Suite 300 Nashville, Tennessee 37201 (615) 744-3700
(Name, Address, and Telephone Number of Registrant’s agent for service)

Copy to:

Bob F. Thompson, Esq. Bass, Berry & Sims PLC 315 Deaderick Street, Suite 2700 Nashville, Tennessee 37238-0002
CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $1.00 par value	500,000 shares	$29.17	$14,585,000	$1,561

(1) Pursuant to Rule 416(a) under the Securities Act, includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) The offering price is estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h) under the Securities Act and is based on the average of the high and low sales prices for the Common Stock on June 26, 2006.

Registration of Additional Securities

This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of Common Stock, $1.00 par value, of Pinnacle Financial Partners, Inc., a Tennessee corporation (the “Registrant”), for the Registrant’s 2004 Equity Incentive Plan, as amended.

Incorporation by Reference of Earlier Registration Statements

The Registration Statements on Form S-8 (Registration Nos. 333-114799 and 333-124199) previously filed by the Registrant with the Securities and Exchange Commission on April 23, 2004 and April 20, 2005, respectively, are hereby incorporated by reference herein.

Item 8. Exhibits.

  5.1 Opinion of Bass, Berry & Sims PLC.

10.1 Pinnacle Financial Partners, Inc. 2004 Equity Incentive Plan, as amended (restated for SEC electronic filing purposes only) (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 18, 2006 and incorporated herein by reference).

    23.1 Consent of KPMG LLP.

    23.2  Consent of Rayburn, Bates & Fitzgerald, P.C.

23.3 Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

    24.1 Power of Attorney (included on the signature page to the Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 28th day of June, 2006.

                                    PINNACLE FINANCIAL PARTNERS, INC.

                                    By: /s/ M. Terry Turner
                                                           M. Terry  Turner,
                                               Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints M. Terry Turner and Robert A. McCabe, Jr. and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Robert A. McCabe, Jr. Robert A. McCabe, Jr.	Chairman and Director	June 28, 2006
/s/ M. Terry Turner M. Terry Turner	President, Chief Executive Officer and Director (Principal Executive Officer)	June 28, 2006
/s/ Harold R. Carpenter Harold R. Carpenter	Chief Financial Officer (Principal Financial and Accounting Officer)	June 28, 2006
/s/ Sue G. Atkinson Sue G. Atkinson	Director	June 28, 2006
/s/ Gregory L. Burns Gregory L. Burns	Director	June 28, 2006
/s/ Colleen Conway-Welch Colleen Conway-Welch	Director	June 28, 2006
/s/ James C. Cope James C. Cope	Director	June 28, 2006
/s/ William H. Huddleston, IV William H. Huddleston, IV	Director	June 28, 2006
/s/ Clay T. Jackson Clay T. Jackson	Director	June 28, 2006
/s/ Ed C. Loughry, Jr. Ed C. Loughry, Jr.	Director	June 28, 2006
John R. Maupin, Jr., D.D.S.	Director
/s/ Hal N. Pennington Hal N. Pennington	Director	June 28, 2006
/s/ Dale W. Polley Dale W. Polley	Director	June 28, 2006
/s/ James L. Shaub, II James L. Shaub, II	Director	June 28, 2006
/s/ Reese L. Smith, III Reese L. Smith, III	Director	June 28, 2006

EXHIBIT INDEX

Exhibit 5.1 Exhibit 10.1
Opinion of Bass, Berry & Sims PLC.

Pinnacle Financial Partners, Inc. 2004 Equity Incentive Plan, as amended (restated for SEC electronic filing purposes only) (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 18, 2006 and incorporated herein by reference).

Exhibit 23.1	Consent of KPMG LLP.
Exhibit 23.2	Consent of Rayburn, Bates & Fitzgerald, P.C.
Exhibit 23.3	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).
Exhibit 24.1	Power of Attorney (included on the signature page to the Registration Statement) .